Exhibit 5.2

MidAmerican Energy Company
P.O. Box 657
Des Moines, Iowa 50303-0657
(515) 242-4099 Telephone
(515) 281-2460 Fax
E-mail: pjleighton@midamerican.com
PAUL J. LEIGHTON
Vice President, Corporate Secretary & Assistant General Counsel

April 3, 2014

MidAmerican Energy Company

666 Grand Avenue

Des Moines, Iowa 50309

Ladies and Gentlemen:

I am the Assistant General Counsel of MidAmerican Energy Company, an Iowa corporation (the “Company”). I have served in such capacity in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, file no. 333-192077 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, the preliminary prospectus supplement, dated March 31, 2014, filed with the Commission on March 31, 2014 pursuant to Rule 424(b) of the Securities Act (the “Preliminary Prospectus Supplement”), the final prospectus supplement, dated as of March 31, 2014 filed with the Commission on April 2, 2014 pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus Supplement” and, collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”), and the offering by the Company pursuant thereto of $150,000,000 aggregate principal amount of the Company’s 2.40% First Mortgage Bonds due 2019 (the “2019 Bonds”), $300,000,000 aggregate principal amount of the Company’s 3.50% First Mortgage Bonds due 2024 (the “2024 Bonds”) and $400,000,000 aggregate principal amount of the Company’s 4.40% First Mortgage Bonds due 2044 (the “2044 Bonds” and, collectively with the 2019 Bonds and the 2024 Bonds, the “Bonds”).

The Bonds have been issued pursuant to the Indenture, dated as of September 9, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture, dated as of September 19, 2013 (the “First Supplemental Indenture”), as amended by Amendment Number 1 to the First Supplemental Indenture, dated as of April 3, 2014 (the “Amendment to the First Supplemental Indenture”) and as further supplemented by the Second Supplement Indenture, dated as of April 3, 2014 (the “Second Supplemental Indenture” and together with the Base Indenture and the First Supplemental Indenture as amended by the Amendment to the First Supplemental Indenture, the “Indenture”) between the Company and the Trustee.

MidAmerican Energy Company

April 3, 2014

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Base Indenture, the First Supplemental Indenture, the Amendment to the First Supplemental Indenture, the Second Supplemental Indenture, the Bonds and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

1. The Company is validly existing under the laws of its jurisdiction of incorporation and has all requisite power to execute, deliver and perform its obligations under the Base Indenture, the First Supplemental Indenture as amended by the Amendment to the First Supplemental Indenture, the Second Supplemental Indenture and the certificates evidencing the global Bonds.

2. The Base Indenture, the First Supplemental Indenture, the Amendment to the First Supplemental Indenture, the Second Supplemental Indenture and the certificates evidencing the global Bonds have been duly authorized by all necessary corporate or other action and have been duly executed and delivered by the Company.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Iowa and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of Iowa, the United States of America and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

MidAmerican Energy Company

April 3, 2014

Sincerely,

/s/ Paul J. Leighton
Paul J. Leighton, Esq. Assistant General Counsel